EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-282222, 333-267800, 333-260112, 333-248739, 333-227147, 333-220282, 333-206440, 333-198220, 333-190623, 333-183351)of our reports dated March 11, 2026 with respect to the financial statements of Acme United Corporation and Subsidiaries (the “Company”)) and the effectiveness of internal control over financial reporting of the Company included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Hartford, CT

March 11, 2026